                                                                    EXHIBIT 99.1

FOR FURTHER INFORMATION:
AT THE COMPANY:                       AT ASHTON PARTNERS:
DENNIS LETHAM                         CHRIS KETTMANN            H. PATEL
CHIEF FINANCIAL OFFICER               INVESTOR INQUIRIES        MEDIA INQUIRIES
(224) 521-8601                        (312) 553-6716            (312) 553-6745

                       ANIXTER INTERNATIONAL INC. REPORTS
                         EARNINGS PER SHARE OF 31 CENTS
                            ON SALES OF $653 MILLION

GLENVIEW, IL, OCTOBER 28, 2003 -- Anixter International Inc. (NYSE: AXE), the world's leading distributor of communication products, electrical and electronic wire & cable and a leading distributor of fasteners and other small parts ("C" Class inventory components) to Original Equipment Manufacturers, today reported results for the quarter ended October 3, 2003.

THIRD QUARTER HIGHLIGHTS

o Sales of $653.4 million rose 4 percent versus the prior year quarter, including a $40.0 million increase in sales resulting from the September 20, 2002 Pentacon acquisition.

o Operating profits of $23.3 million increased 1 percent compared to $23.1 million in the year ago quarter.

o Diluted earnings per share were 31 cents as compared to 30 cents in the year ago quarter, which included a 2 cent per share gain for the early extinguishment of debt.

o As a result of timing differences in payments to vendors, cash flow from operations was $55.8 million as compared to $36.5 million in the prior year.

o Walters Hexagon Group Limited, a U.K. based distributor of fasteners and other small components to Original Equipment Manufacturers, was acquired on September 26, 2003 for an initial consideration of $41.6 million.

FINANCIAL HIGHLIGHTS
(In millions, except per share amounts)

                                         Three Months Ended                          Nine Months Ended
                               ----------------------------------------   ----------------------------------------
                                 Oct. 3,      Sept. 27,      Percent        Oct. 3,      Sept. 27,      Percent
                                  2003          2002         Change          2003          2002         Change
                               ------------  ------------  ------------   ------------  ------------  ------------
Net Sales                           $653.4        $626.3            4%       $1,960.4      $1,858.3            5%
Operating Income                     $23.3         $23.1            1%          $67.2         $66.1            2%
Net Income                           $11.3         $11.6           -2%          $28.8         $32.9          -13%
Diluted Earnings Per Share           $0.31         $0.30            3%          $0.77         $0.86          -10%
Diluted Weighted Shares               36.7          38.0           -3%           37.3          38.0           -2%

--------------------------------------------------------------------------------
Robert Grubbs, President and CEO, said, "Our third quarter results continue the trend of the past few quarters where steady sales have produced consistent earnings and solid cash flow. Significant improvement in sales trends is still dependent on increased capital spending by our customers, and it is expected that increased capital spending will likely trail overall improvements in the economy. Until then we will continue to generate solid operating results and strong cash flow that will put us in a strong position for an eventual recovery in capital spending."
--------------------------------------------------------------------------------

THIRD QUARTER RESULTS

For the three-month period ended October 3, 2003, sales of $653.4 million produced net income of $11.3 million, or 31 cents per diluted share. Third quarter sales included $47.0 million from the operations of Pentacon, which were acquired in September of 2002. The acquired Pentacon operations contributed 1 cent to earnings per diluted share in the third quarter of this year.

In the prior year period, sales of $626.3 million generated net income of $11.6 million, or 30 cents per diluted share. The prior year includes an after-tax gain of $0.8 million or 2 cents per diluted share from the early extinguishment of debt.

Operating income in the quarter was $23.3 million as compared to $23.1 million in the 2002 third quarter. For the latest quarter, operating margins were 3.6 percent compared to 3.7 percent in the year ago quarter.

NINE MONTH RESULTS

For the nine-month period ended October 3, 2003, sales of $1,960.4 million produced net income of $28.8 million, or 77 cents per diluted share, inclusive of after tax losses of $3.7 million or 10 cents per diluted share from the early retirement of debt. The nine-month period sales include $142.1 million from the operations of Pentacon, which were acquired in September of 2002. The acquired Pentacon operations added 3 cents to earnings per diluted share in the first nine months of this year. The nine-month results also include after-tax gains in cash surrender value on company-owned life insurance policies of $0.9 million or 2 cents per diluted share.

In the prior year period, sales of $1,858.3 million generated net income of $32.9 million, or 86 cents per diluted share. The prior year includes after-tax gains of $1.2 million or 3 cents per diluted share from the sale of securities and $0.7 million or 2 cents per diluted share from the sale of real estate. The prior year also includes an after-tax loss of $0.2 million or 1 cent per diluted share from the early retirement of debt.

Consistent with revised financial accounting standards, gains and losses associated with the early retirement of debt are now being reported as a component of "other income and expense" for all periods.

Operating income for the nine months ended October 3, 2003 was $67.2 million as compared to $66.1 million in the year ago period. Operating margins were 3.4 percent for the nine months ended October 3, 2003 versus 3.6 percent in the year ago period.

THIRD QUARTER SALES TRENDS

Commenting on third quarter sales trends, Grubbs said, "Similar to the past several quarters, the overall sales environment continues to place a greater emphasis on day-to-day maintenance spending and smaller projects. For the most part, customers remain very cautious about committing to larger capital projects. This is a trend that we expect to continue until the economy shows sustained economic growth."

"We believe we have continued to enhance our competitive position in all of the end markets we serve, putting us in a better position for long-term growth," continued Grubbs. "We have done this by improving our service offerings and applications, which are designed to enhance customer profitability by lowering the customer's procurement process costs and total cost of inventory ownership."

STRONG CASH FLOW

"Operating cash flow in the quarter was $55.8 million compared to $36.5 million in the year ago quarter," said Dennis Letham, Senior Vice President-Finance. "During the quarter, $42 million was used to purchase Walters Hexagon Group Limited. For the nine months ended October 3, 2003, cash flow from operations was $83.4 million, as compared to $135.0 million in the year ago period. At the end of the quarter, the debt-to-total capitalization ratio was 26.7 percent as compared to 23.5 percent at the end of fiscal 2002. If amounts borrowed under the accounts receivable securitization facility were included in the calculation, the debt-to-total capitalization ratio would have been 36.4 percent at the end of the most recent quarter compared to 33.8 percent at the end of fiscal 2002."

ACQUISITION OF WALTERS HEXAGON GROUP LIMITED

Commenting on the recent acquisition of Walters Hexagon, Grubbs said, "Since our purchase of Pentacon in September of 2002 we have explored ways in which we could expand the geographic reach of our OEM supply business to create a global value proposition for existing and potential multi-national OEM customers. The acquisition of Walters Hexagon gives us not only a reasonable sized base of business in the U.K., but more importantly, it provides us a management team with the experience and industry knowledge to develop a Europe-wide OEM supply business."

"With a number of the initial integration steps related to the Pentacon acquisition now successfully behind us, the timing for this acquisition seemed right," said Grubbs. "The combination of our existing wire & cable OEM supply business, together with the acquired operations of Pentacon and Walters Hexagon, gives us an annual revenue base of nearly $375 million in this market. Although we would not entirely eliminate the possibility of further acquisitions in this market at some point in the future, we believe we now have the critical mass necessary to successfully build a global presence in the OEM supply market."

BUSINESS OUTLOOK

"In recent months, analyst reports, media stories and government statistics have pointed to an improving economic environment. Looking at our business, however, while customers acknowledge the long-term need to upgrade their network infrastructure, we have not seen a significant pick up in larger capital spending projects across a broad portion of our customer base," said Grubbs. "Until we see a few solid quarters of improved revenue and earnings results in our customer base, we are unlikely to see a significant upturn in larger capital projects. Until that time, our business will continue to generate significant cash flow and relatively strong earnings that can be used to better position us to capitalize on an improving economy."

Grubbs concluded, "Our fiscal fourth quarter, which ends on Friday, January 2, 2004, will contain three major Thursday holidays, including Thanksgiving, Christmas and New Year's. This will reduce the number of available billings days to an estimated 60 days, as compared to 64 days in the recently completed third quarter. Although the holiday effects will be partially offset by the initial quarter of reported sales and earnings from our acquisition of Walters Hexagon, we expect a drop in both sales and earnings in fourth fiscal quarter as compared to the third quarter due to the fewer number of billing days."

THIRD QUARTER EARNINGS REPORT

Anixter will report results for the third quarter on Tuesday, October 28, 2003, and broadcast a conference call discussing them at 9:30 am central time. The call will be Webcast by CCBN and can be accessed at Anixter's Website at www.anixter.com. The Webcast also will be available over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.companyboardroom.com, or by visiting any of the investor sites in CCBN's Individual Investor Network (such as America Online's Personal Finance Channel and Fidelity.com). Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com). The Webcast will be archived on all of these sites for 30 days.

ABOUT ANIXTER

Anixter International is the world's leading distributor of communication products, electrical and electronic wire & cable and a leading distributor of fasteners and other small parts ("C" Class inventory components) to Original Equipment Manufacturers. The company adds value to the distribution process by providing its customers access to 1) innovative inventory management programs,
2) more than 220,000 products and nearly $500 million in inventory, 3) 151 warehouses with more than 4.5 million square feet of space, and 4) locations in 180 cities in 40 countries. Founded in 1957 and headquartered near Chicago, Anixter trades on The New York Stock Exchange under the symbol AXE.

Safe Harbor Statement

The statements in this news release that use such words as "believe," "expect," "intend," "anticipate," "contemplate," "estimate," "plan," "project," "should," "may," or similar expressions are forward-looking statements. They are subject to a number of factors that could cause the company's actual results to differ materially from what is indicated here. These factors include general economic conditions, technology changes, changes in supplier or customer relationships, exchange rate fluctuations, and new or changed competitors. Please see the company's Securities and Exchange Commission filings for more information.

      ADDITIONAL INFORMATION ABOUT ANIXTER IS AVAILABLE ON THE INTERNET AT
                                 www.anixter.com

ANIXTER INTERNATIONAL INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS


                                                   13 WEEKS ENDED               39 WEEKS ENDED
                                             ---------------------------    ---------------------------
                                             OCTOBER 3,    SEPTEMBER 27,    OCTOBER 3,    SEPTEMBER 27,
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)         2003           2002            2003            2002
                                             ---------      ---------       ---------       ---------
Net sales                                    $   653.4      $   626.3       $ 1,960.4       $ 1,858.3
Cost of goods sold                               495.1          478.3         1,483.3         1,424.4
                                             ---------      ---------       ---------       ---------
Gross profit                                     158.3          148.0           477.1           433.9
Operating expenses                               134.6          124.9           408.8           367.8
Amortization of intangibles                        0.4              -             1.1               -
                                             ---------      ---------       ---------       ---------
Operating income                                  23.3           23.1            67.2            66.1
Interest expense                                  (3.2)          (3.1)           (9.9)          (11.9)
Extinguishment of debt                               -            1.3            (6.2)           (0.3)
Other, net                                           -           (2.0)           (0.7)            0.9
                                             ---------      ---------       ---------       ---------
Income before income taxes                        20.1           19.3            50.4            54.8
Income tax expense                                 8.8            7.7            21.6            21.9
                                             ---------      ---------       ---------       ---------
Net income                                   $    11.3      $    11.6       $    28.8       $    32.9
                                             =========      =========       =========       =========


BASIC INCOME PER SHARE                       $    0.31      $    0.31       $    0.79       $    0.89

DILUTED INCOME PER SHARE                     $    0.31      $    0.30       $    0.77       $    0.86

AVERAGE SHARES OUTSTANDING:

Basic                                             35.9           37.1            36.4            36.9
Diluted                                           36.7           38.0            37.3            38.0

GEOGRAPHIC SEGMENTS
NET SALES:
   North America                             $   518.4      $   496.5       $ 1,548.3       $ 1,476.9
   Europe                                         88.2           86.2           276.0           255.4
   Asia Pacific and Latin America                 46.8           43.6           136.1           126.0
                                             ---------      ---------       ---------       ---------
                                             $   653.4      $   626.3       $ 1,960.4       $ 1,858.3
                                             =========      =========       =========       =========
OPERATING INCOME (LOSS):
   North America                             $    20.2      $    23.8       $    57.5       $    62.8
   Europe                                          2.6           (0.3)            8.5             4.6
   Asia Pacific and Latin America                  0.5           (0.4)            1.2            (1.3)
                                             ---------      ---------       ---------       ---------
                                             $    23.3      $    23.1       $    67.2       $    66.1
                                             =========      =========       =========       =========


Certain amounts for the prior year have been reclassified to conform to the current year presentation. The reimbursement from vendors for expenses incurred by the Company to sell the vendors' products have been classified as a reduction to operating expenses rather than as a reduction to cost of sales. This change has the effect of reducing the gross profits and operating expenses for the 13 weeks and 39 weeks ended October 3, 2003 and September 27, 2002, by $2.2 million and $6.1 million, and $1.9 million and $5.5 million, respectively. In addition, the costs associated with the debt extinguishment are no longer reported as an extraordinary item, but as a non-operating expense entitled "Extinguishment of debt."

ANIXTER INTERNATIONAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS


                                                OCTOBER 3,    JANUARY 3,
(IN MILLIONS)                                      2003          2003
                                                 --------      --------
ASSETS

Cash                                             $   38.9      $   19.1
Accounts receivable, net                            254.2         188.2
Note receivable - unconsolidated subsidiary          28.6          69.6
Inventories                                         481.5         498.8
Deferred taxes                                       26.8          26.5
Other current assets                                 12.1          10.0
                                                 --------      --------
      Total current assets                          842.1         812.2

Property and equipment, net                          71.6          59.1
Goodwill, net                                       286.8         247.6
Other assets                                        116.4         107.1
                                                 --------      --------
                                                 $1,316.9      $1,226.0
                                                 ========      ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable                                 $  279.0      $  257.3
Accrued expenses                                     77.4          83.5
Accrued restructuring costs                           3.4           4.2
Accrued income taxes                                  3.0           4.7
                                                 --------      --------
      Total current liabilities                     362.8         349.7

3.25% zero-coupon convertible notes                 144.9             -
7.0% zero-coupon convertible notes                   66.0         124.0
Long-term debt                                       30.0          71.1
Other liabilities                                    52.2          46.4
                                                 --------      --------
       Total liabilities                            655.9         591.2

Stockholders' equity                                661.0         634.8
                                                 --------      --------
                                                 $1,316.9      $1,226.0
                                                 ========      ========
